Exhibit-(j)(1)





          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated February 24, 2004 for Van Eck Funds, Inc. (comprising Mid Cap Value Fund) in this Registration Statement (Form N-1A No. 811-21046) of Van Eck Funds, Inc.



                         ERNST & YOUNG LLP


NEW YORK, NEW YORK
APRIL 27, 2004